UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2016

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 2, 2016, Plug Power Inc., a Delaware corporation (the “Company”), together with its subsidiaries Emerging Power Inc. and Emergent Power Inc. (collectively with the Company, the “Loan Parties”), entered into a Loan Agreement (the “Loan Agreement”) with Generate Lending, LLC (the “Lender”).

The Loan Agreement, among other things, provides for a $30 million secured term loan facility (the “Term Loan Facility”).  Advances under the Term Loan Facility bear interest at the rate of 12.0% per annum, subject to compliance with financial covenants and other conditions. The Loan Agreement includes covenants, limitations and events of default customary for similar facilities, including a minimum cash and cash equivalents covenant and a minimum working capital covenant. Upon the occurrence and continuance of an event of default, the amounts advanced under the Term Loan Facility bear interest at a default rate of 14.0% per annum. The term of the Loan Agreement is one year, ending March 2, 2017 (the “Maturity Date”).

Pursuant to the Loan Agreement, (i) $12.5 million of the Term Loan Facility is available immediately, (ii) availability of $12.5 million of the Term Loan Facility is subject to the Loan Parties satisfying certain conditions and (iii) availability of the remaining $5 million of the Term Loan Facility is subject to the Lender’s discretion. The Company has borrowed $12.5 million under the Loan Agreement. Interest is payable on a monthly basis and the entire then outstanding principal balance of the Term Loan Facility, together will all accrued and unpaid interest, is due and payable on the Maturity Date.  On and after October 1, 2016, as and when the Company receives net proceeds from certain restricted cash accounts securing the financing of customer power purchase agreements, the Company is required to prepay the outstanding principal balance of the Term Loan Facility with such net proceeds.

All obligations under the Loan Agreement are unconditionally guaranteed by the Company’s subsidiaries, Emerging Power Inc. and Emergent Power Inc. The Term Loan Facility is secured by substantially all of each Loan Party’s assets, including all intellectual property, all securities in domestic subsidiaries and 65% of the securities in foreign subsidiaries, subject to certain exceptions and exclusions.

The Loan Agreement has financial covenants that require the Company to maintain at all times minimum unencumbered cash and cash equivalents equal or greater than the then outstanding principal balance of the Term Loan Facility.  The financial covenants also require the Company to maintain at all times, on a consolidated basis for the Loan Parties and their subsidiaries, an amount of current assets minus current liabilities (excluding amounts owing under the Term Loan Facility) equal to or greater than 200% of the then outstanding principal balance under the Term Loan Facility.

The Loan Agreement contains customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters.  The Loan Agreement also provides that each Loan Party will direct proceeds from certain project finance arrangements to a controlled account subject to a first lien security interest by the Lender. The Loan Agreement contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making acquisitions, making loans, dissolving, entering into leases and asset sales.  The Loan Agreement also provides for a number of customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control, judgment and material adverse effect defaults.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 7.01.             Regulation FD Disclosure

On March 4, 2016, the Company issued a press release announcing its entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Loan Agreement dated as of March 2, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and Generate Lending, LLC
99.1	Press Release of the Registrant dated March 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: March 4, 2016	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Title

10.1	Loan Agreement dated as of March 2, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and Generate Lending, LLC
99.1	Press Release of the Registrant dated March 4, 2016